Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Aeries Technology, Inc. on Form S-8 (File No. 333-279191) of our report dated September 27, 2024, with respect to our audits of the consolidated financial statements of Aeries Technology, Inc. and subsidiaries as of March 31, 2024 and 2023 and for the years ended March 31, 2024 and 2023, which report appears in the Annual Report on Form 10-K for the year ended March 31, 2024.

/s/ Manohar Chowdhry & Associates

Manohar Chowdhry & Associates

Chennai, India

September 27, 2024